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                          WIRELESS TELECOM GROUP, INC.
                                  EXHIBIT 11.1

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
                                                                          For the Year Ended December 31,
                                                                       1999             1998               1997
                                                                  ---------------   -------------     -------------
Income from continuing operations                                      $2,422,793       $1,455,605       $1,307,620
Income (loss) from discontinued operations                              4,215,788         (175,874)       6,637,253
                                                                  ---------------   --------------    -------------
Net income                                                             $6,638,581       $1,279,731       $7,944,873
                                                                  ===============   ==============    =============

BASIC EARNINGS:

Weighted average number of common shares outstanding                   17,343,339       17,539,259       17,438,834
                                                                  ===============   ==============    =============
Basic earnings (loss) per common share:
         Continuing operations                                              $0.14            $0.08            $0.07
         Discontinued operations                                             0.24            (0.01)            0.39
                                                                  ---------------   --------------    -------------
                                                                            $0.38            $0.07            $0.46
                                                                  ===============   ==============    =============

DILUTED EARNINGS:                                                      1999             1998             1997
                                                                  ---------------   --------------    -------------
Weighted average number of common shares outstanding                   17,343,339       17,539,259       17,438,834
Stock options                                                              98,213            9,201          347,048
                                                                  ---------------   --------------    -------------
Weighted average number of common shares outstanding, as
adjusted                                                               17,441,552       17,548,460       17,785,882
                                                                  ===============   ==============    =============
Diluted earnings (loss) per common share:
         Continuing operations                                              $0.14            $0.08            $0.07
         Discontinued operations                                             0.24            (0.01)            0.38
                                                                  ---------------   --------------    -------------
                                                                            $0.38            $0.07            $0.45
                                                                  ===============   ==============    =============

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